Exhibit 99.1
FROM:
Newtek Business Services Corp.
http://www.thesba.com
Investor Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@thesba.com
Public Relations
Contact: Simrita Singh
Telephone: (212) 356-9566 / ssingh@thesba.com

Newtek Small Business Finance, LLC Announces Signing of Lease for Over 30,000 Square Feet of New Office Space

NEW YORK, June 29, 2015 - Newtek Business Services Corp. (“The Company”), (NASDAQ: NEWT), an internally managed business development company (“BDC”), today announced that its lending subsidiary, Newtek Small Business Finance, LLC, signed a lease for 33,899 square feet of office space located at 1981 Marcus Avenue, Lake Success, New York. The Company anticipates the lease to commence in the first quarter of 2016. CBRE Group Inc. advised The Company with this transaction.

Barry Sloane, President, Chairman and Chief Executive Officer of Newtek Business Services Corp. said, “We are pleased to announce the signing of this new lease, signifying the anticipated further expansion of our lending business, growth of our other portfolio companies and potential future acquisitions. Acquiring this space furthers our goal of housing all of our service offerings in a central location in order to sell and cross-market our products and services in a more efficient and effective manner.”

Mr. Sloane continued, “We believe we have chosen a supreme address for our expansion and recruitment of new personnel. Its central location will allow us to more easily recruit talent from the five Boroughs, Long Island and parts of Westchester, and offers proximity to New York City, which is easily accessible via both public and private transportation. Furthermore, there are three additional buildings contiguous to this address that offer an added 1.0 million square feet of space, which further enhanced the attractiveness of expanding our business in this particular location. We look forward to beginning to occupy this space during the first quarter of 2016.”

Martin Lomazow, Senior Vice President at CBRE said, "We are pleased to have represented Newtek in this transaction. Newtek's fast growth and desire to expand its Long Island operations is a fantastic story on Long Island. Growth of regional firms such as Newtek is extremely important to our local economy."

About Newtek Business Services Corp.

Newtek Business Services Corp., The Small Business Authority®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business services and financial products under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to over 100,000 SMB accounts across all 50 States to help them grow their sales, control their expenses and reduce their risk.

Newtek’s products and services include: Business Lending, Electronic Payment Processing, Managed Technology Solutions (Cloud Computing), eCommerce, Accounts Receivable Financing, The Secure Gateway, The Newtek Advantage™, Insurance Services, Web Services, Data Backup, Storage and Retrieval and Payroll.
The Small Business Authority® is a registered trade mark of Newtek Business Services Corp., and neither are a part of or endorsed by the U.S. Small Business Administration.

Note Regarding Forward Looking Statements
This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/.

For more information, please visit the following websites:
www.thesba.com

Contacts:

Newtek Business Services Corp.
Barry Sloane
Chairman and CEO
212-356-9500
bsloane@thesba.com

# # #